Exhibit 99.1

September 17 - 18, 2019 Paul A. Lang President and COO Deck S. Slone Senior Vice President, Strategy New York City Investor Meetings

2 Forward - looking i nformation Investor Presentation This presentation contains “forward - looking statements” – that is, statements related to future, not past, events . In this context, forward - looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will . ” Forward - looking statements by their nature address matters that are, to different degrees, uncertain . For us, particular uncertainties arise from our emergence from Chapter 11 bankruptcy protection ; from changes in the demand for our coal by the domestic electric generation and steel industries ; from legislation and regulations relating to the Clean Air Act and other environmental initiatives ; from competition within our industry and with producers of competing energy sources ; from our ability to successfully acquire or develop coal reserves ; from operational, geological, permit, labor and weather - related factors ; from the Tax Cuts and Jobs Act and other tax reforms ; from the effects of foreign and domestic trade policies, actions or disputes ; from fluctuations in the amount of cash we generate from operations, which could impact, among other things, our ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan ; from our ability to successfully integrate the operations that we acquire ; from our ability to complete the joint venture transaction with Peabody Energy in a timely manner, including obtaining regulatory approvals and satisfying other closing conditions ; from our ability to achieve expected synergies from the joint venture ; from our ability to successfully integrate the operations of certain mines in the joint venture ; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature . These uncertainties may cause our actual future results to be materially different than those expressed in our forward - looking statements . We do not undertake to update our forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by law . For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission . This presentation includes certain non - GAAP financial measures, including, Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA and cash costs per ton . These non - GAAP financial measures are not measures of financial performance in accordance with generally accepted accounting principles and may exclude items that are significant in understanding and assessing our financial results . Therefore, these measures should not be considered in isolation or as an alternative to net income from operations, cash flows from operations, earnings per fully - diluted share or other measures of profitability, liquidity or performance under generally accepted accounting principles . You should be aware that our presentation of these measures may not be comparable to similarly - titled measures used by other companies . A reconciliation of these financial measures to the most comparable measures presented in accordance with generally accepted accounting principles has been included at the end of this presentation .

3 Arch Coal in brief ▪ Arch is a large and growing U.S. producer of high - quality metallurgical coals, and the leading global supplier of premium, High - Vol A coking coal – We operate large, modern coking coal mines at the low end of the U.S. cost curve – Our product slate is dominated by High - Vol A coals that earn a market premium – Our Leer South growth project will solidify our position as the leading global supplier of High - Vol A coal – We have exceptional , long - lived reserves that provide significant and valuable optionality for long - term growth ▪ Arch’s strong coking coal position is supplemented by a top - tier thermal franchise – We operate highly competitive mines in the Powder River Basin and other key supply regions – Our mines have modest capital needs and generate significant free cash – The completion of the JV with Peabody should facilitate optimization of our thermal asset base ▪ Arch has deep expertise in mining , marketing and logistics – and, critically, in mine safety and environmental stewardship – and levers those competencies in both steel and power markets ▪ Arch has an exceptionally strong balance sheet, generates high levels of free cash and is committed to returning excess cash to shareholders via a proven and highly successful capital return program Investor Presentation

4 CAPITAL RETURNED TO SHAREHOLDERS ( IN MILLIONS) $ 302 $ 282 $142 $ 24 $ 31 $15 2017 2018 2019 (H1) 2017 2018 $327 $313 $796 million r eturned to shareholders (at 6/30/19) since capital return program’s inception in May 2017 m illion shares outstanding at 6/30/19 16.2 8.8 m illion shares repurchased since May 2017 Arch has bought back 35% of its total shares outstanding in past nine quarters Arch has returned $796 million of capital to shareholders since May 2017 Buybacks Dividends CHANGE IN SHARES OUTSTANDING ( IN MILLIONS) Investor Presentation H1 2019 } $157

Arch’s Premier Coking Coal Franchise

Arch is a large, low - cost, growing global coking coal producer with the world’s most valuable High - Vol A coking coal franchise 0.0 2.0 4.0 6.0 8.0 10.0 12.0 Peer 1 Arch Peer 2 Peer 3 Peer 4 ESTIMATED U.S. COKING COAL OUTPUT BY PRODUCER, 2018 ( IN MILLIONS OF TONS) 6 Source: Arch and MSHA Peer group includes Blackhawk, Contura, Coronado, Warrior (listed here alphabetically ) Investor Presentation LOW - VOL Leer HIGH - VOL A ARCH’S COKING COAL PRODUCT SUITE (PERCENTAGE OF EXPECTED 2019 SALES) High - Vol A High - Vol B Low - Vol Pro Forma w/ Leer South With the startup of Leer South, the percentage of High - Vol A coal in Arch’s mix will approach 75 percent and its High - Vol A output will climb to ~ 7 million tons, or nearly 30 percent of total global supply

7 Arch is continuing to penetrate new markets and expand the global reach of its high - quality coking coal product suite Map reflects Arch’s historical global customer base COUNTRY 00 COUNTRY 00 Rest of World 80% North America ARCH’S 2018 COKING COAL SHIPMENTS BY GEOGRAPHIC REGION Investor Presentation Arch has a highly strategic, 35 - percent equity interest in Dominion Terminal Associates (DTA) in Newport News, Va. U.S. Brazil Canada Asia Europe 44% 27% 13% 9% 8%

8 Global coking coal markets have declined markedly since May Source: Platts Note: Platts Daily Assessments, U.S. East Coast as of 9/12/19 MONTHLY AVERAGE U.S. COKING COAL PRODUCT ASSESSMENTS, U.S. EAST COAST ($ PER METRIC TON) $50 $100 $150 $200 $250 $300 Jan-16 Jan-17 Jan-18 Jan-19 LV:$144.50 HVB:$135.50 HVA:$146.50

Leer South: Arch’s next world - class High - Vol A longwall mine

ArchCoal
Investor Presentation 10

Leer South will be nearly identical to Arch's world-class Leer mine

	Leer	Leer South
Mine life	10+ Years	20 Years
Mining technique	Longwall	Longwall
Seam	Lower Kittanning	Lower Kittanning
Seam thickness	~ 62 inches[1]	~ 65 inches
Average panel length	~ 6,700 feet	~ 9,000 feet
Annual met output	3 million tons	3 million tons
Product quality	High-Vol A	High-Vol A
Projected cash cost	Low-$50s	Low-$50s
Export facilities	Baltimore / DTA	Baltimore / DTA


LEER
TYGART VALLEY RESERVE BLOCK
LEER SOUTH
SENTINEL
N

[1] Reflects Leer mine's average seam thickness to date; starting in 2020 and thereafter, the average seam thickness at Leer will expand to more than 72 inches

Note: Excluding the reserves in the mine plans for Leer, Sentinel and Leer South, Arch will still have ~ 150 million tons of undeveloped reserves in the Tygart Valley reserve block.

11 PROJECTED 2019 COKING COAL COSTS ( IN $ PER TON, AT MIDPOINT OF GUIDANCE) $63.00 ~ $60.00 2019 2019 Pro Forma Current Portfolio Pro Forma with Projected Leer South ~ 6.9 million tons ~ 60% Leer South will lower the average cost, increase the average quality, and expand the average operating margin of Arch’s coking coal portfolio ~ 9 million tons 2019 2022 ~ 75% High - Vol A Price* $225 $200 $175 $150 $125 Payback 15 months 18 months 24 months 30 months 48 months PROJECTED PAYBACK FOR LEER SOUTH AT VARIOUS MARKET PRICES * High - Vol A price per metric ton, FOB vessel, U.S. East Coast Investor Presentation

12 We see indications that U.S. coking coal mine costs are shifting higher Source: Internal 2 0 68 22 100 110 20 40 60 80 120 76 74 48 56 60 40 4 50 30 14 28 38 58 26 62 20 64 18 24 10 32 12 0 44 16 6 66 46 72 42 160 8 10 30 50 70 90 130 150 54 140 70 36 52 34 FOB MINE CASH COST ($/T0N) 2018E PRODUCTION (MM TONS) COAL PRODUCTION FROM IDENTIFIED MET MINES IN THE U.S. U.S. coking coal cost average is estimated at ~ $75 per ton Leer Leer South (projected)

ArchCoal
13

The addition of Leer South should greatly boost Arch's cash generation across a wide range of pricing scenarios


ACTUAL 2018 EBITDA VERSUS PRO FORMA 2018 EBITDA WITH LEER SOUTH, AT VARIOUS HIGH-VOL A PRICES*
(IN MILLIONS OF DOLLARS)
$438
$689
$605
$520
$438
$351
2018 EBITDA
$200/Ton
$185/Ton
$170/Ton
$155/Ton
$140/Ton
Actual
Pro Forma (with Leer South)

- The start-up of the longwall at Leer South would have boosted Arch's EBITDA by more than 50 percent on a pro forma basis in 2018, holding all else equal
- Conversely, the Leer South start-up would counterbalance a $45 per ton decline in coking coal prices versus the $200/ton average High-Vol A price in 2018

* High-Vol A price, FOB the vessel on the U.S. East Coast, with corresponding prices for Low-Vol and High-Vol B products based on actual, 2018 differentials for those products

Arch’s Thermal Coal Franchise

WBIT ILB CAPP Viper is an efficient Illinois deep mine and longstanding supplier to a neighboring municipal generator and to industrial facilities. Coal - Mac is a low - cost West Virginia surface mine with minimal capital requirements and strategic access to seaborne markets. West Elk is a low - cost Colorado longwall mine that produces high - heat, low - sulfur coal that is well - suited to both the export market and domestic generators and industrial facilities. PRB Arch’s thermal portfolio is anchored by the Black Thunder mine, which is one of the world’s largest and lowest - cost mines and which boasts the highest - Btu coal in the basin. Knight Hawk , in which Arch holds a 49 - percent equity interest, has one of the lowest net cost structures in the region.

16 EBITDA VERSUS CAPEX FOR THERMAL SEGMENTS SINCE EMERGENCE ( IN MILLIONS) EBITDA CAPEX EBITDA CAPEX $596* $67 9x Thermal segment - level EBITDA has exceeded capex nine - fold since emergence Metallurgical Maintenance 30% Arch is using cash generated by the thermal segments to support capital returns and the coking coal portfolio Arch’s thermal franchise is a powerful free cash generator PROJECTED THERMAL SEGMENT MAINTENANCE CAPEX IN 2019 ( IN MILLIONS) Leer South Growth ~50% Thermal Maintenance 20% Investor Presentation * Represents segment - level EBITDA, which does not include corporate or other unallocated costs

Capital Allocation Priorities

Projected Free Cash Growth Capital Capital Returns EBITDA - Capex - Interest Expense - Taxes Special Dividends Organic Growth M&A Share Buybacks Recurring Dividends Arch continuously evaluates which avenues provide the best risk - adjusted returns • Proven value creation to date • Attractive mechanism while stock is deemed a good value • Both systematic and opportunistic • Currently a 2% yield • Allows for broadest participation in equity • Set at a level viewed as sustainable throughout market cycle • Leer South is a world - class growth opportunity with a compelling payback profile • With ~ 150 million tons of undeveloped reserves post Leer South, Tygart reserve base will continue to provide a compelling, long - term growth story • Limited availability to “average up” existing coking coal portfolio • “Diamonds in rough” few and far between • Prospects screened against organic opportunities • More systematic “buyback” approach favored at present = 9 % of FCF in 2018 80% of FCF in 2018 18 Investor Presentation

($81) $210 $397 $500 $562 $566 Arch Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Investor Presentation 19 Source : Arch and company filings Peer group includes Alliance, Consol , Contura, Peabody and Warrior (listed here alphabetically) NET DEBT (AT 6/30/19, IN MILLIONS OF DOLLARS) Arch has the industry’s strongest balance sheet, and is sharply focused on maintaining an exceptionally strong financial position ▪ Arch had $395 million of cash at 6/30/2019, against debt of just $314 million ▪ Arch’s approximately $300 million term loan has a coupon of L+275 – a level significantly lower than most industry peers

Overview of Global Coking Coal Markets

Global steel demand continues to surprise to the upside EUROPEAN PIG IRON PRODUCTION 2019 YTD 10 ▪ Global steel and pig iron output are up 4.6 percent and 3.8 percent YTD, respectively ▪ China is up 9 percent and the rest of the world is flat ▪ U.S. steel production growth of 4.8 percent is offset by a 2.4 percent decline in European output ▪ Chinese and Indian coking coal imports are up strongly through July despite Chinese import restrictions and lower - than - expected economic growth in India Source: World Steel Association, Wood Mackenzie, China Customs Data 21 1,650 1,791 1,831 1,913 2017 2018 2019P 2025F TOTAL GLOBAL STEEL PRODUCTION - 1.8% COKING COAL IMPORTS 37.0 35.1 44.1 38.6 China India H1 2018 H1 2019 Investor Presentation

Source : Internal ▪ Roughly two thirds of Chinese steel production is located in coastal provinces , where seaborne moves may have a logistical advantage ▪ Nearly 100 million tons of steel output is in southern coastal provinces, where that advantage is even more pronounced ▪ As China emphasizes producing more steel from fewer mills, high - quality coking coal imports should become increasingly valued ▪ The cost curve for Chinese coking coal continues to shift up and to the right We expect China to continue to import significant volumes of seaborne coking coal, even if Chinese hot metal production is reaching a peak 22 Investor Presentation

India is on track to become the world’s largest importer of coking coal in the near future ▪ Indian steel output is up ~ 40 percent in the past five years, and coking coal imports are up 62 percent ▪ Indian steel producers plan to add 42 million metric tons of hot metal capacity by 2023 – increasing the installed base by 50 percent ▪ The Indian government is targeting 300 million metric tons of steel mill capacity by 2030 ▪ Given poor quality of indigenous coals, nearly all of that total will need to be imported 2013 2014 2015 2016 2017 2018 INDIAN COKING COAL IMPORTS (IN MILLIONS OF METRIC TONS ) 45 50 53 48 37 60 Source: CRU, IHS, Internal 23 Investor Presentation

ArchCoal
Investor Presentation 24

Australian coking coal exports remain muted despite continued strength in coking coal prices

AUSTRALIAN METALLURGICAL COAL EXPORTS
(IN MILLIONS OF METRIC TONS)


169
186
186
189
172
179
183
2013
2014
2015
2016
2017
2018
2019P

Source: Australian Bureau of Statistics and Internal Estimates

- Australian coking coal exports are recovering, but slowly
- Australian shipments continue to track well below 2016 peak levels
- With the exception of the North Goonyella outage, there have been few disruptions
- New mine development projects currently being pursued could add significant capacity, but remain uncertain
- The port and rail system remains fragile

Capital spending at Australian coking coal mines remains muted ▪ Australian producers supplied roughly 60 percent of all coking coal in the seaborne market in 2018 ▪ Australian expansion capex fell from a peak of $8.5 b illion in 2011 to an average of $1.2 b illion annually over the past three years ▪ Based on current expansion plans, that trend appears likely to extend into 2019 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 INVESTMENT IN AUSTRALIAN COKING COAL MINES (IN BILLIONS OF DOLLARS) 8.6 25 4.2 10.2 11.4 12.9 9.6 6.3 5.1 5.0 5.4 Maintenance Capex Expansion Capex Source: Australian Bureau of Statistics Investor Presentation

26 Source: MSHA, Internal Note: Chart illustrates production from identified met mines, which might not be the same as saleable volumes ▪ Despite a solid Q2, we believe U.S. coking coal supply will struggle to maintain recent pace ▪ Output at coking coal mines was down 2 percent in H1 2019 versus H1 2018 despite market strength ▪ Recent bankruptcy filings provide further evidence of ongoing pressures 0 2 4 6 8 10 12 14 16 18 20 22 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 Q2-19 While U.S. coking coal output bounced in Q2, we expect continued downward pressure on supply – especially given recent pullback in pricing U.S. METALLURGICAL COAL PRODUCTION (IN MILLIONS OF SHORT TONS ) Investor Presentation

We project that 76 million tons of global coking coal capacity must be added by 2025 to meet growing seaborne demand ▪ The consensus estimate is for 34 million tons of seaborne coking coal demand growth by 2025 ▪ Depletion is expected to result in a decline of 42 million tons in output from existing mines ▪ That leaves a gap of 76 million tons that must be filled with expansion of existing mines and new mine capacity by 2025 Demand Supply PROJECTED 2025 SEABORNE COKING COAL SUPPLY AND DEMAND (IN MILLIONS OF TONS) 27 334 Source: Consensus Estimates and Internal Projections 258 76 Output of currently operating mines after depletion New capacity requirement Investor Presentation

The continued strength in Queensland coking coal prices is causing a reassessment of the long - run, normalized coking coal price Source: Bloomberg, Public Information , BLS, Internal ▪ The Queensland Premium HCC price has averaged $ 176 per metric ton on an inflation - adjusted basis since 2003 ▪ Since 2010, the average price has been $194 per metric ton ▪ We expect volatility to continue, but with an upward bias as mining costs increase over time due to reserve degradation and depletion ANNUAL AVERAGE HARD COKING COAL PRICE ($ PER METRIC TON) $0 $50 $100 $150 $200 $250 $300 $350 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 2018 USD$ Mean Price 2010-2019 Mean Price 2003-2019

29 Four significant drivers should translate into still greater value creation in coming quarters 1. Arch’s robust and ongoing capital return program – Arch has bought back nearly 1 million shares per quarter on average since launching the program – Projected cash flows should facilitate a robust return of capital through the balance of 2019 2. The start - up of world - class Leer South longwall mine – Could recover nearly one third of projected investment before longwall starts up, via development tons alone – Based on projected costs, should reduce segment costs by more than $3.00 per ton on pro forma basis – New severance tax rebate legislation should lower those projected costs still further 3. The transition to thicker coal at existing Leer longwall mine – Seam thickness at Leer expected to be 15 to 20 percent greater over next 10 - plus years versus first five years – Cutting more coal and less rock should boost volumes and lower costs 4. Completion of JV should unlock substantial synergies and extend cash generation from thermal assets – Enhanced security and longevity of cash - generating capabilities

September 17 - 18, 2019 Paul A. Lang President and COO Deck S. Slone Senior Vice President, Strategy New York City Investor Meetings

ArchCoal

31

Reconciliation of Non-GAAP measures

Included in this presentation, we have disclosed certain non-GAAP measures as defined by Regulation G. The following reconciles these items to net income and cash flows as reported under GAAP. Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations, amortization of sales contracts and non-operating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

(in thousands)	Quarter Ended June 30, 2019	Quarter Ended March 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Period from October 2 through December 31, 2016
Net income	62,840	72,741	312,577	238,450	33,449
Income tax (benefit) provision	91	70	(52,476)	(35,255)	1,156
Interest expense, net	2,287	2,289	13,689	24,256	10,754
Depreciation, depletion and amortization	26,524	25,273	119,563	122,464	32,605
Accretion on asset retirement obligations	5,137	5,137	27,970	30,209	7,633
Amortization of sales contracts, net	11	65	11,107	53,985	796
Loss (gain) on sale of Lone Mountain Processing, Inc.	4,304	-	-	(21,297)	-
Net loss resulting from early retirement of debt and debt restructuring	-	-	485	2,547	-
Non-service related postretirement benefit costs	1,336	1,766	3,202	1,940	(32)
Reorganization items, net	16	(87)	1,661	2,398	759
Costs associated with proposed joint venture with Peabody Energy	3,018	-	-	-	-
Fresh start coal inventory fair value adjustment	-	-	-	-	7,345
Adjusted EBITDA	105,564	107,254	437,778	419,697	94,465
EBITDA from idled or otherwise disposed operations	1,473	(906)	2,492	3,253	1,596
Selling, general and administrative expenses	25,209	24,089	100,300	87,952	23,193
Other	(4,692)	(12,201)	4,099	(6,398)	(1,511)
Reported segment Adjusted EBITDA from coal operations	127,554	118,236	544,669	504,504	117,743

Segment Adjusted EBITDA	PRB	MET	Other Thermal	Corporate and Other	Consolidated
(in Thousands)					
Quarter Ended June 30, 2019	14,696	101,936	10,922	(21,990)	105,564
Quarter Ended March 31, 2019	20,583	91,534	6,119	(10,982)	107,254
Year Ended December 31, 2018	126,525	349,524	68,620	(106,891)	437,778
Year Ended December 31, 2017	158,882	243,616	102,006	(84,807)	419,697
October 2 through December 31, 2016	55,765	30,819	31,159	(23,278)	94,465
Since Emergence	376,451	817,429	218,826	(247,948)	1,164,758

Reconciliation of Non - GAAP measures The Company is unable to present a quantitative reconciliation of its forward - looking non - GAAP Segment cash cost per ton sold fi nancial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and qua ntifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost o f s ales, is not accessible without unreasonable efforts on a forward - looking basis. The reconciling items for this non - GAAP measure are transpor tation costs, which are a component of GAAP revenues and cost of sales; the impact of hedging activity related to commodity purchases that do not receive hedge accounting; and idle and administrative costs that are not included in a reportable segment. Management is unable to pr edi ct without unreasonable efforts transportation costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes an d the final shipping point for export shipments. Management is unable to predict without unreasonable efforts the impact of hedging activ ity related to commodity purchases that do not receive hedge accounting due to fluctuations in commodity prices, which are difficult to fore cas t due to their inherent volatility. These amounts have historically and may continue to vary significantly from quarter to quarter and mater ial changes to these items could have a significant effect on our future GAAP results. Idle and administrative costs that are not included in a re por table segment are expected to be between $15 million and $20 million in 2019.